ALLEGION REPORTS SECOND-QUARTER 2019 FINANCIAL RESULTS

•	Second-quarter 2019 net earnings per share (EPS) of $1.16, compared with 2018 EPS of $1.19; Adjusted 2019 EPS of $1.26, up 0.8 percent compared with 2018 adjusted EPS of $1.25

•
Second-quarter 2019 revenues of $731.2 million, up 3.8 percent compared to 2018 and up 3 percent on an organic basis; Revenues were up 5.2 percent for the first half of 2019 and up 4.3 percent on an organic basis

•
Second-quarter 2019 operating margin of 19.9 percent, compared with 2018 operating margin of 20.3 percent; Adjusted operating margin of 21.5 percent, increased 20 basis points compared with 2018 adjusted operating margin of 21.3 percent

•	Updating outlook for 2019 full-year revenue to a range of 4.5 to 5.5 percent on both a reported and organic basis

•	Updating full-year 2019 EPS outlook to a range of $4.50 to $4.65 and tightening the adjusted EPS outlook to a range of $4.80 to $4.90

DUBLIN (July 25, 2019) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported second-quarter 2019 net revenues of $731.2 million and net earnings of $109.3 million, or $1.16 per share. Excluding charges related to restructuring and acquisitions, adjusted net earnings were $119.2 million, or $1.26 per share, up 0.8 percent when compared with second-quarter 2018 adjusted EPS of $1.25.

Second-quarter 2019 net revenues increased 3.8 percent when compared to the prior-year period (up 3 percent on an organic basis). Reported revenues reflect strong pricing, modest volume and benefits from acquisitions that more than offset foreign currency impacts.

Second-quarter 2019 operating income was $145.7 million, an increase of $2.3 million or 1.6 percent compared to 2018. Adjusted operating income in second-quarter 2019 was $157.3 million, an increase of $7.2 million or 4.8 percent compared to 2018.

Second-quarter 2019 operating margin was 19.9 percent, compared with 20.3 percent in 2018. The adjusted operating margin in second-quarter 2019 was 21.5 percent, compared with 21.3 percent in 2018. The 20-basis-point increase in adjusted operating margin is attributable to strong price and productivity offsetting a combination of inflation, currency pressures, investment spending and regional mix driven by acquisitions.

“Total and organic growth in the quarter was modest,” said David D. Petratis, Allegion chairman, president and CEO. “We continue to see currency pressures impact total growth, especially in EMEIA and Asia Pacific. Organic growth was lower than expected; however, we continue to see healthy fundamentals, particularly in Americas non-residential end markets. During the first half of 2019, Americas growth was 5.7 percent, and we expect growth in the second half to rebound to similar levels.

“I am pleased with the 20-basis-point margin expansion, as we continue to navigate through inflationary pressures. The team implemented successful price realization and productivity actions to drive the increase in year-over-year margins. Inflationary pressures are expected to ease in the second half of 2019, which should position us for increased margin expansion throughout the remainder of the year.”

The Americas segment revenues increased 3.5 percent (up 3.3 percent on an organic basis). The revenue growth was driven by strong pricing, which drove mid-single-digit growth in the non-residential business. The Americas residential business revenues were flat in the quarter.

The EMEIA segment revenues were down 3.8 percent (up 1.7 percent on an organic basis), reflecting unfavorable foreign currency effects that were partially offset by modest organic growth.

The Asia-Pacific segment revenues increased 45.8 percent (up 4.7 percent on an organic basis). The revenue growth in the quarter was driven by the 2018 acquisition of the Gainsborough business paired with good organic revenue growth that was offset slightly by unfavorable currency effects.

Additional Items

During the second quarter, the company closed its production facility in Turkey. Some products formerly produced at the site for brands in the EMEIA region are in the process of being transferred to other manufacturing locations in Europe. Associated with this closure, we incurred restructuring expenses of $6.3 million in the quarter, relating to employee separation and other costs directly attributable to the closure of the facility. These costs are included in reported EPS but excluded from adjusted EPS.

“We’re continuously looking for ways to improve Allegion’s supply chain,” said Petratis. “This closure will help us to streamline our operational footprint in EMEIA, which is necessary to maintain sustainable, profitable long-term growth in the region.”

Interest expense for second-quarter 2019 was $13.4 million, which equaled second-quarter 2018.

Other expense net for second-quarter 2019 was $0.7 million, compared to other income net of $1.6 million in the same period of 2018.

The company’s effective tax rate for second-quarter 2019 was 16.9 percent, compared with 13.4 percent in 2018. The company’s adjusted effective tax rate for second-quarter 2019 was 16.7 percent, compared with 13.8 percent in 2018. The increase in the adjusted effective tax rate is primarily related to the unfavorable mix of income earned in higher tax rate jurisdictions.

Cash Flow and Liquidity
Year-to-date 2019 available cash flow was $77.7 million, a decrease of $20.1 million versus the prior year. The year-over-year decrease in available cash flow is primarily due to increased capital expenditures and higher working capital to build inventory in anticipation of the production closure in Turkey.

The company ended second-quarter 2019 with cash and cash equivalents of $157.8 million as well as total debt of $1,428.2 million.

Share Repurchase
During second-quarter 2019, the company repurchased approximately 0.7 million shares for approximately $69.8 million under its previously authorized share-repurchase program approved by the company's board of directors in February 2017.

2019 Outlook
The company is updating its full-year 2019 revenue outlook for total and organic growth to a range of 4.5 to 5.5 percent compared to 2018. Americas organic revenue outlook is tightening to a range of 5.5 to 6 percent. EMEIA organic revenue outlook is being updated to 2 to 3 percent, which includes the reduction in revenue associated with the closure of the Turkey operations. Asia-Pacific organic revenue outlook remains unchanged at 4 to 6 percent.

The company is updating its full-year 2019 outlook for reported EPS to a range of $4.50 to $4.65, reflecting the increased restructuring expenses related to the Turkey closure. The company is tightening adjusted EPS to a range of $4.80 to $4.90. Adjustments to 2019 EPS include estimated impacts for restructuring as well as the impact of acquisition and integration activities. The outlook assumes no change to investment spend, which continues to be approximately $0.15 per share; no change to the full-year adjusted effective tax rate of approximately 16 percent; and an average diluted share count for the full year of approximately 94 million shares, inclusive of anticipated share repurchases in the back half of the year.

The company is also updating its full-year available cash flow outlook to approximately $410 to $430 million, inclusive of the reduction of available cash flow associated with the closure of operations in Turkey.

Conference Call Information
On Thursday, July 25, 2019, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and other institutions. Allegion had $2.7 billion in revenue in 2018, and sells products in almost 130 countries.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the company's 2019 financial performance, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements.  Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases, or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including those relating to any statements concerning expected development, performance, or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2018, Form 10-Q for the quarters ended March 31, 2019, and June 30, 2019, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net revenues	$731.2	$704.7	$1,386.2	$1,317.8
Cost of goods sold	410.5	399.1	788.6	754.4
Gross profit	320.7	305.6	597.6	563.4

Selling and administrative expenses	175.0	162.2	343.9	321.3
Operating income	145.7	143.4	253.7	242.1

Interest expense	13.4	13.4	27.1	26.3
Other expense (income), net	0.7	(1.6)	(0.4)	(2.0)
Earnings before income taxes	131.6	131.6	227.0	217.8

Provision for income taxes	22.2	17.6	37.3	31.4

Net earnings	109.4	114.0	189.7	186.4

Less: Net earnings attributable to noncontrolling interests	0.1	0.1	0.2	0.3

Net earnings attributable to Allegion plc	$109.3	$113.9	$189.5	$186.1

Basic net earnings per ordinary share
attributable to Allegion plc ordinary shareholders:
Net earnings	$1.17	$1.20	$2.01	$1.96

Diluted net earnings per ordinary share
attributable to Allegion plc ordinary shareholders:
Net earnings	$1.16	$1.19	$2.00	$1.94

Shares outstanding - basic	93.8	95.0	94.1	95.1
Shares outstanding - diluted	94.5	95.6	94.8	95.7

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$157.8	$283.8
Restricted cash	3.4	6.8
Accounts and notes receivables, net	380.0	324.9
Inventories	304.7	280.3
Other current assets	37.3	35.8
Total current assets	883.2	931.6
Property, plant and equipment, net	281.7	276.7
Goodwill	878.1	883.0
Intangible assets, net	533.6	547.1
Other noncurrent assets	272.7	171.8
Total assets	$2,849.3	$2,810.2

LIABILITIES AND EQUITY
Accounts payable	$206.5	$235.0
Accrued expenses and other current liabilities	275.5	250.5
Short-term borrowings and current maturities of long-term debt	35.1	35.3
Total current liabilities	517.1	520.8
Long-term debt	1,393.1	1,409.5
Other noncurrent liabilities	275.5	225.9
Equity	663.6	654.0
Total liabilities and equity	$2,849.3	$2,810.2

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Six months ended June 30, 2019
	2019	2018
Operating Activities
Net earnings	$189.7	$186.4
Depreciation and amortization	41.4	45.5
Changes in assets and liabilities and other non-cash items	(124.1)	(113.2)
Net cash provided by operating activities	107.0	118.7

Investing Activities
Capital expenditures	(29.3)	(20.9)
Acquisition of and equity investments in businesses, net of cash acquired	(4.6)	(280.5)
Other investing activities, net	(2.3)	0.1
Net cash used in investing activities	(36.2)	(301.3)

Financing Activities
Debt repayments, net	(17.9)	(18.4)
Dividends paid to ordinary shareholders	(50.5)	(39.7)
Repurchase of ordinary shares	(133.6)	(30.0)
Other financing activities, net	1.4	(2.3)
Net cash used in financing activities	(200.6)	(90.4)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.4	(3.6)
Net decrease in cash, cash equivalents and restricted cash	(129.4)	(276.6)
Cash, cash equivalents and restricted cash - beginning of period	290.6	466.2
Cash, cash equivalents and restricted cash - end of period	$161.2	$189.6

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Net revenues
Americas	$545.1	$526.8	$1,020.4	$965.8
EMEIA	142.2	147.8	285.1	298.1
Asia Pacific	43.9	30.1	80.7	53.9
Total net revenues	$731.2	$704.7	$1,386.2	$1,317.8

Operating income (loss)
Americas	$161.2	$152.0	$282.1	$261.7
EMEIA	1.6	11.2	12.4	19.7
Asia Pacific	1.3	0.8	(0.2)	(0.7)
Corporate unallocated	(18.4)	(20.6)	(40.6)	(38.6)
Total operating income	$145.7	$143.4	$253.7	$242.1

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill impairment charges, restructuring charges, asset impairments, acquisition and integration costs, debt refinancing costs, amounts related to U.S. Tax Reform (2018 only) and charges related to the divestiture of businesses;

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and

•	Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three months ended June 30, 2019				Three months ended June 30, 2018
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$731.2	$—		$731.2	$704.7	$—		$704.7

Operating income	145.7	11.6	(1)	157.3	143.4	6.7	(1)	150.1
Operating margin	19.9%			21.5%	20.3%			21.3%

Earnings before income taxes	131.6	11.6	(2)	143.2	131.6	6.7	(2)	138.3
Provision for income taxes	22.2	1.7	(3)	23.9	17.6	1.5	(3)	19.1
Effective income tax rate	16.9%			16.7%	13.4%			13.8%
Net earnings	109.4	9.9		119.3	114.0	5.2		119.2

Non-controlling interest	0.1	—		0.1	0.1	—		0.1

Net earnings attributable to Allegion plc	$109.3	$9.9		$119.2	$113.9	$5.2		$119.1

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$1.16	$0.10		$1.26	$1.19	$0.06		$1.25

(1)
Adjustments to operating income for the three months ended June 30, 2019 consist of $11.6 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the three months ended June 30, 2018 consist of $6.7 million of restructuring charges, acquisition and integration expenses and backlog amortization related to an acquisition.

(2)	Adjustments to earnings before income taxes for the three months ended June 30, 2019 and 2018 consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the three months ended June 30, 2019 and 2018 consist of $1.7 million and $1.5 million, respectively, of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2019				Six months ended June 30, 2018
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,386.2	$—		$1,386.2	$1,317.8	$—		$1,317.8

Operating income	253.7	15.7	(1)	269.4	242.1	12.2	(1)	254.3
Operating margin	18.3%			19.4%	18.4%			19.3%

Earnings before income taxes	227.0	15.7	(2)	242.7	217.8	12.2	(2)	230.0
Provision for income taxes	37.3	2.5	(3)	39.8	31.4	2.6	(3)	34.0
Effective income tax rate	16.4%			16.4%	14.4%			14.8%
Net earnings	189.7	13.2		202.9	186.4	9.6		196.0

Non-controlling interest	0.2	—		0.2	0.3	—		0.3

Net earnings attributable to Allegion plc	$189.5	$13.2		$202.7	$186.1	$9.6		$195.7

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$2.00	$0.14		$2.14	$1.94	$0.10		$2.04

(1)
Adjustments to operating income for the six months ended June 30, 2019 consist of $15.7 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the six months ended June 30, 2018 consist of $12.2 million of restructuring charges, acquisition and integration expenses and backlog amortization related to an acquisition.

(2)	Adjustments to earnings before income taxes for the six months ended June 30, 2019 and 2018 consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the six months ended June 30, 2019 and 2018 consist of $2.5 million and $2.6 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended June 30, 2019		Three months ended June 30, 2018
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$545.1		$526.8

Operating income (GAAP)	$161.2	29.6%	$152.0	28.9%
Restructuring charges	1.0	0.2%	(0.1)	—%
Acquisition and integration costs	0.2	—%	0.5	0.1%
Backlog amortization	—	—%	3.4	0.6%
Adjusted operating income	162.4	29.8%	155.8	29.6%
Depreciation and amortization	9.3	1.7%	9.2	1.7%
Adjusted EBITDA	$171.7	31.5%	$165.0	31.3%

EMEIA
Net revenues (GAAP)	$142.2		$147.8

Operating income (GAAP)	$1.6	1.1%	$11.2	7.6%
Restructuring charges	9.8	6.9%	0.8	0.5%
Acquisition and integration costs	—	—%	0.1	0.1%
Adjusted operating income	11.4	8.0%	12.1	8.2%
Depreciation and amortization	8.1	5.7%	7.8	5.3%
Adjusted EBITDA	$19.5	13.7%	$19.9	13.5%

Asia Pacific
Net revenues (GAAP)	$43.9		$30.1

Operating income (GAAP)	$1.3	3.0%	$0.8	2.7%
Acquisition and integration costs	0.5	1.1%	—	—%
Adjusted operating income	1.8	4.1%	0.8	2.7%
Depreciation and amortization	1.3	3.0%	0.7	2.3%
Adjusted EBITDA	$3.1	7.1%	$1.5	5.0%

Corporate
Operating loss (GAAP)	$(18.4)		$(20.6)
Acquisition and integration costs	0.1		2.0
Adjusted operating loss	(18.3)		(18.6)
Depreciation and amortization	1.1		1.0
Adjusted EBITDA	$(17.2)		$(17.6)

Total
Net revenues	$731.2		$704.7

Adjusted operating income	$157.3	21.5%	$150.1	21.3%
Depreciation and amortization	19.8	2.7%	18.7	2.7%
Adjusted EBITDA	$177.1	24.2%	$168.8	24.0%

	Six months ended June 30, 2019		Six months ended June 30, 2018
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,020.4		$965.8

Operating income (GAAP)	$282.1	27.6%	$261.7	27.1%
Restructuring charges	2.8	0.3%	(0.1)	—%
Acquisition and integration costs	0.6	0.1%	1.4	0.1%
Backlog amortization	—	—%	6.3	0.6%
Adjusted operating income	285.5	28.0%	269.3	27.8%
Depreciation and amortization	18.4	1.8%	17.9	1.9%
Adjusted EBITDA	$303.9	29.8%	$287.2	29.7%

EMEIA
Net revenues (GAAP)	$285.1		$298.1

Operating income (GAAP)	$12.4	4.3%	$19.7	6.6%
Restructuring charges	10.6	3.8%	1.0	0.4%
Acquisition and integration costs	0.1	—%	0.4	0.1%
Adjusted operating income	23.1	8.1%	21.1	7.1%
Depreciation and amortization	16.4	5.8%	16.1	5.4%
Adjusted EBITDA	$39.5	13.9%	$37.2	12.5%

Asia Pacific
Net revenues (GAAP)	$80.7		$53.9

Operating loss (GAAP)	$(0.2)	(0.2)%	$(0.7)	(1.3)%
Restructuring charges	0.5	0.6%	0.5	0.9%
Acquisition and integration costs	0.8	1.0%	—	—%
Adjusted operating income (loss)	1.1	1.4%	(0.2)	(0.4)%
Depreciation and amortization	2.5	3.1%	1.3	2.4%
Adjusted EBITDA	$3.6	4.5%	$1.1	2.0%

Corporate
Operating loss (GAAP)	$(40.6)		$(38.6)
Acquisition and integration costs	0.3		2.7
Adjusted operating loss	(40.3)		(35.9)
Depreciation and amortization	2.2		2.1
Adjusted EBITDA	$(38.1)		$(33.8)

Total
Net revenues	$1,386.2		$1,317.8

Adjusted operating income	$269.4	19.4%	$254.3	19.3%
Depreciation and amortization	39.5	2.9%	37.4	2.8%
Adjusted EBITDA	$308.9	22.3%	$291.7	22.1%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Six months ended June 30,
	2019	2018
Net cash provided by operating activities	$107.0	$118.7
Capital expenditures	(29.3)	(20.9)
Available cash flow	$77.7	$97.8

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net earnings (GAAP)	$109.4	$114.0	$189.7	$186.4
Provision for income taxes	22.2	17.6	37.3	31.4
Interest expense	13.4	13.4	27.1	26.3
Depreciation and amortization	19.8	18.7	39.5	37.4
Backlog amortization	—	3.4	—	6.3
EBITDA	164.8	167.1	293.6	287.8

Other expense (income), net	0.7	(1.6)	(0.4)	(2.0)
Acquisition and integration costs and restructuring charges	11.6	3.3	15.7	5.9
Adjusted EBITDA	$177.1	$168.8	$308.9	$291.7

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Americas
Revenue growth (GAAP)	3.5%	12.4%	5.7%	10.2%
Acquisitions and divestitures	(0.4)%	(5.6)%	(0.6)%	(5.2)%
Currency translation effects	0.2%	(0.2)%	0.2%	(0.2)%
Organic growth (non-GAAP)	3.3%	6.6%	5.3%	4.8%

EMEIA
Revenue growth (GAAP)	(3.8)%	14.4%	(4.4)%	20.4%
Acquisitions and divestitures	—%	(5.7)%	(0.4)%	(5.7)%
Currency translation effects	5.5%	(7.3)%	6.5%	(11.1)%
Organic growth (non-GAAP)	1.7%	1.4%	1.7%	3.6%

Asia Pacific
Revenue growth (GAAP)	45.8%	3.1%	49.7%	3.7%
Acquisitions and divestitures	(47.3)%	—%	(54.2)%	—%
Currency translation effects	6.2%	(2.4)%	6.2%	(3.2)%
Organic growth (non-GAAP)	4.7%	0.7%	1.7%	0.5%

Total
Revenue growth (GAAP)	3.8%	12.4%	5.2%	12.1%
Acquisitions and divestitures	(2.3)%	(5.4)%	(2.8)%	(5.1)%
Currency translation effects	1.5%	(1.8)%	1.9%	(2.7)%
Organic growth (non-GAAP)	3.0%	5.2%	4.3%	4.3%